UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2011

PRESSURE BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

MASSACHUSETTS

  (State or Other Jurisdiction of Incorporation)

0-21615	04-2652826
(Commission File Number)	(IRS Employer Identification No.)

14 Norfolk Avenue, South Easton, MA	02375
(Address of Principal Executive Offices)	(Zip Code)

(508) 230-1828

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 21, 2011, Pressure BioSciences, Inc. (the “Company”) completed the second tranche (the “Second Tranche”) of its private placement (the “Private Placement”) pursuant to a Securities Purchase Agreement, as amended (the “Securities Purchase Agreement”), in which the Company sold an aggregate of 22,038 units to two accredited investors for a purchase price of $12.50 per unit (the “Purchase Price”), resulting in gross proceeds to the Company of $275,475.  Each unit (“Unit”) consists of (i) one share of Series C Convertible Preferred Stock, par value $0.01 per share (the “Series C Convertible Preferred Stock”) convertible into 10 shares of our Common Stock and (ii) a warrant to purchase ten shares of Common Stock at an exercise price equal to $2.13 per share, exercisable until the third anniversary of the date of issuance (the “Warrant”).

In connection with the closing of the Second Tranche, the Company and the investors (the “Purchasers”) in the Private Placement entered into Amendment No. 1 to the Securities Purchase Agreement (the “Amendment”), which reduced the per Unit purchase price for Units sold pursuant to the Securities Purchase Agreement from $15.00 to $12.50.  As a result of the reduction in the per Unit purchase price, the Company issued an additional 11,011 Units to Purchasers of Units who participated in closings on April 8, 2011 and April 11, 2011, as disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 12, 2011 (the “Prior Report”).

To date, the aggregate amount of gross proceeds the Company has received in the Private Placement is approximately $1.1 million.

The Company engaged an investment banker (the “Investment Banker”) to assist with the Private Placement.  In connection with the Second Tranche, the Company is paying a fee of (i) approximately $22,000 cash, (ii) an expense allowance of approximately $5,500, (iii) a warrant to purchase 1,760 shares of Common Stock exercisable at a purchase price of $1.50, and (iv) a warrant to purchase 1,760 shares of Common Stock exercisable at a purchase price of $2.38.

The Prior Report is incorporated herein by reference.  The Amendment filed as Exhibit 4.1 to this Current Report on Form 8-K is also incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The sale of the Units described in Item 1.01 of this Current Report on Form 8-K were issued and sold in the Private Placement without registration under the Securities Act, in reliance upon the exemption from registration set forth in Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  The Company based such reliance upon representations made by each Purchaser of Units, including, but not limited to, representations as to the Purchaser’s status as an “accredited investor” (as defined in Rule 501(a) under Regulation D) and the Purchaser’s investment intent.  The Units were not offered or sold by any form of general solicitation or general advertising (as such terms are used in Rule 502 under Regulation D).  The Units, or the shares of Series C Convertible Preferred Stock and Warrants comprising the Units, may not be re-offered or sold absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws.  The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2011, based on the recommendation of the Nominating Committee, the Board of Directors unanimously elected Jeffery N. Peterson to the Board of Directors, as a Class I Board member with a term expiring at the 2012 annual meeting of shareholders.  The Board of Directors increased the number of directors from seven to eight with Mr. Peterson filling the newly created additional Class I position.

Mr. Peterson was elected contingent and effective upon the purchase of an aggregate of at least $500,000 of Units in the Private Placement by Clayton A. Struve, pursuant to an informal agreement between the Company and Mr. Struve.  Mr. Struve purchased $250,170 worth of Units on April 8, 2011 and an additional $250,450 worth of Units in the Second Tranche on June 21, 2011.  Mr. Struve purchased the Units on the terms described in Item 1.01 of this Current Report on Form 8-K.

Mr. Peterson, currently the CEO of Target Discovery, Inc. (TDI), a discovery biology company, has broad executive, general management, multi-functional, multi-business, and international experience.  He has guided TDI through 12 years of breakthrough proteomics platform tools development and positioning as an emerging leader in Personalized Medicine Diagnostics.

Prior to TDI, Mr. Peterson spent 9 years in key management roles in Abbott Laboratories’ International and Diagnostics businesses. He last served as CEO and General Manager of Abbott South Africa. He played a pivotal management role in Abbott’s successful introduction and support of multiple new diagnostics instrument and reagent systems in Abbott’s X-System series, including the IMx. Mr. Peterson's experience prior to Abbott included 11 years with General Electric’s Engineered Materials and Plastics businesses, spanning roles in strategic planning, business development, technology licensing, marketing/sales, operations/quality, and R&D.

Mr. Peterson holds BSChE and MSChE (Chemical Engineering) degrees from MIT. He serves on the Board and is Chairman Emeritus of the BayBio Institute, a non-profit organization serving the regional life science community, and on the Board of BayBio, the trade association for the life sciences industry in Northern California. He is a co-founder of the Coalition for 21st Century Medicine, and of BIO's Research Tools & Molecular Diagnostics Working Group.

Mr. Peterson will receive the same cash compensation as other non-employee directors of the Company, which is a quarterly stipend of $2,500 to be accrued and not paid until such time in the future that the Board of Directors determines that the overall financial and cash position of the Company will allow payments of such amounts.  In addition, as a non-employee director, Mr. Peterson will be granted options to purchase 25,000 shares of the Company’s Common Stock at the first Board meeting following the effectiveness of his election to the Board of Directors.

Item 9.01          Financial Statements and Exhibits

(d)     Exhibits    The Exhibit Index annexed hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 21, 2011	PRESSURE BIOSCIENCES, INC.

	By:	/s/ Richard T. Schumacher
Richard T. Schumacher, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Amendment No. 1 to Securities Purchase Agreement.